Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-132983, No. 333-190842, No. 333-187203, No. 333-157051, and No. 333-199946) of Medivation, Inc. of our report dated November 5, 2015 relating to the financial statements of CureTech Ltd., which appears in this current report on Form 8-K of Medivation, Inc.

Tel-Aviv, Israel	Kesselman & Kesselman
November 5, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972-3-7954555, Fax:+972-3-7954556, www.pwc.com/il